UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2007

AXS-ONE INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26358 (Commission File Number)	13-2966911 (IRS Employer Identification No.)
301 Route 17 North, Rutherford, New Jersey 07070 (Address of principal executive offices, including zip code) (201) 935-3400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a)

At a meeting held on November 29, 2007, the stockholders of AXS-One Inc. (the “Company”) approved an amendment to the certificate of incorporation of the Company increasing the authorized common stock of the Company from 50,000,000 shares to 125,000,000 shares.  Holders of over 78% of the Company’s outstanding stock voted in favor of the amendment.  A Certificate of Amendment of Certificate of Incorporation effecting the increase in authorized common stock was filed with the Delaware Secretary of State on November 29, 2007.

The foregoing description of the certificate of amendment to the Company’s certificate of incorporation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment to Certificate of Incorporation of the Company, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits – The following exhibit is filed as part of this report:

3.1

Certificate of Amendment of Certificate of Incorporation of AXS-One Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.

Date:  November 30, 2007

By:

    /s/ Joseph P. Dwyer

Joseph P. Dwyer

Executive Vice President, Chief Financial

Officer and Treasurer